UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

March 3, 2015

IRIDEX CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	0-27598	77-0210467
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1212 Terra Bella Avenue

Mountain View, California 94043

(Address of principal executive offices, including zip code)

(650) 940-4700

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

This Current Report on Form 8-K is being filed with the U.S. Securities and Exchange Commission in connection with the adoption and commencement of certain material compensatory plans, contracts or arrangements between IRIDEX Corporation (the “Company” or “we,” “us,” or “our”) and William M. Moore, the Company’s President and Chief Executive Officer, and James H. Mackaness, the Company’s Chief Financial Officer and Chief Operating Officer.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 3, 2015, the Compensation Committee of the Company authorized the Company to enter into a Change of Control and Severance Agreement with each of Messrs. Moore and Mackaness (the “Change of Control Agreements”). The Change of Control Agreements will provide Messrs. Moore and Mackaness with certain severance benefits in the event that their respective employment with the Company is terminated under certain circumstances, as described below. Each of Messrs. Moore and Mackaness is referred to as the “Executive” in the context of his respective Change of Control Agreement in the discussion below.

Termination Within the Change of Control Context:

In the event that, within twelve months following a Change in Control (as defined in our 2008 Equity Incentive Plan) or at any time prior to a Change in Control if such termination is effected at the request of any successor to the Company (such time period, the “Change of Control Period”), the Executive terminates his employment with the Company for Good Reason (as defined below), or the Company terminates the Executive’s employment for a reason other than Cause (as defined below), death or disability, and, in each case, the Executive signs and does not revoke a standard release of claims with the Company, then the Executive will receive the following severance from the Company:

•	Cash Severance Payment: In the case of Mr. Moore, a lump sum cash payment equal to 150% of his annual base salary. In the case of Mr. Mackaness, payments equal to 100% of his annual base salary, payable in installments over the twelve month period following termination.

•	Vesting Acceleration: Accelerated vesting as to 100% of the then unvested portion of the Executive’s outstanding Company equity awards, assuming, with respect to Company equity awards subject to performance criteria, the performance criteria had been achieved at target levels.

•	Continued Employee Benefits: Reimbursement from the Company for a period of up to twelve months for the costs and expenses incurred by himself and/or his eligible dependents for coverage under the Company’s benefit plans.

Termination Outside of the Change of Control Context:

The Change of Control Agreement between the Company and Mr. Mackaness also will entitle Mr. Mackaness to certain benefits outside of the Change of Control context, as described below.

In the event that, at any time other than during the Change of Control Period, Mr. Mackaness terminates his employment with the Company for Good Reason, or the Company terminates Mr. Mackaness’ employment for a reason other than Cause, death or disability, and, in each case, Mr. Mackaness signs and does not revoke a standard release of claims with the Company, then Mr. Mackaness will receive the following severance from the Company:

•	Cash Severance Payment: Cash payments equal to 100% of Mr. Mackaness’ annual base salary, payable in installments over the twelve month period following termination.

•	Continued Employee Benefits: Reimbursement from the Company for a period of up to twelve months for the costs and expenses incurred by himself and/or his eligible dependents for coverage under the Company’s benefit plans.

For the purposes of the Change of Control Agreements, the following definitions will apply.

“Cause” means (i) an act of dishonesty made by Executive in connection with Executive’s responsibilities as an employee; (ii) Executive’s conviction of, or plea of nolo contendere to, a felony or any crime involving fraud, embezzlement or any other act of moral turpitude, or a material violation of federal or state law by Executive that the Board reasonably believes has had or will have a detrimental effect on the Company’s reputation or business;

(iii) Executive’s gross misconduct; (iv) Executive’s unauthorized use or disclosure of any proprietary information or trade secrets of the Company or any other party to whom Executive owes an obligation of nondisclosure as a result of Executive’s relationship with the Company; (v) Executive’s willful breach of any obligations under any written agreement or covenant with the Company; or (vi) Executive’s continued failure to perform his employment duties after Executive has received a written demand of performance from the Company which specifically sets forth the factual basis for the Company’s belief that Executive has not substantially performed his duties and has failed to cure such non-performance to the Company’s satisfaction within ten business days after receiving such notice.

“Good Reason” means the occurrence of one or more of the following events effected without Executive’s prior consent, provided that Executive’s employment terminates within 90 days following the expiration of the Company’s Cure Period (defined below): (i) the assignment to Executive of any duties or the reduction of Executive’s duties, either of which results in a material diminution in Executive’s position or responsibilities with the Company; provided that, it being understood that the continuance of Executive’s duties and responsibilities at the subsidiary or divisional level following a Change in Control, rather than at the parent, combined or surviving company level following such Change in Control shall not be deemed Good Reason within the meaning of this clause (i); (ii) a reduction by the Company in the base salary of Executive by 15% or more, unless similar such reductions occur concurrently with and apply to the Company’s senior management; (iii) a material change in the geographic location at which Executive must perform services (for purposes of the Change of Control Agreement, the relocation of Executive to a facility or a location less than 25 miles from Executive’s then-present location shall not be considered a material change in geographic location); (iv) a material reduction of facilities, perquisites or in the kind or level of employee benefits to which the Executive is entitled, unless similar such reductions occur concurrently and apply to the Company’s senior management; or (v) any material breach by the Company of any material provision of the Change of Control Agreement. Executive will not resign for Good Reason without first providing the Company with written notice of the acts or omissions constituting the grounds for “Good Reason” within 90 days of the initial existence of the grounds for “Good Reason” and a reasonable cure period of 30 days (“Cure Period”) following the date of such notice.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IRIDEX CORPORATION

By:	/s/ JAMES H. MACKANESS
James H. Mackaness
Chief Operating Officer and Chief Financial Officer

Date: March 9, 2015